TRIGON HEALTHCARE, INC.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


                                   ARTICLE I.
                                      NAME

         The name of the Corporation is Trigon Healthcare, Inc.


                                   ARTICLE II.
                                     PURPOSE

         The purpose of the Corporation is to act as a holding company for subsidiaries doing business as managed care companies, providing health care insurance, and providing other services related to health care. In addition, the corporation shall have the power to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.


                                  ARTICLE III.
                                AUTHORIZED SHARES

         3.1 Number and Designation. The number and designation of shares that the Corporation shall have authority to issue and the par value per share are as follows:


         Class                      Number of Shares                   Par Value
         -----                      ----------------                   ---------
         Class A Common             300,000,000                        $.01
         Class B Common             300,000,000                        $.01
         Class C Common              75,000,000                        $.01
         Preferred                   50,000,000                        None

         3.2 Preemptive Rights. No holder of outstanding shares shall have any preemptive right with respect to, or to subscribe for or purchase (i) any shares of any class of the Corporation, whether now or hereafter authorized, including without limitation shares issued for cash, property or services or as a dividend or otherwise, (ii) any warrants, rights or options to purchase any such shares, or (iii) any obligations convertible into any such shares or into warrants, rights or options to purchase any such shares.




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         3.3 Shareholder Approval. (a) The following actions shall require approval by the affirmative vote of more than three quarters of all the votes entitled to be cast at a meeting of shareholders of the Corporation, and shall require the approval by the affirmative vote of more than three quarters of the votes entitled to be cast by each voting group entitled to vote thereon as a separate voting group:

                           (i) any amendment to Article VI, Article VII, Article VIII, Article XI or this Section 3.3 of the Amended and Restated Articles of Incorporation of the Corporation; or

                           (ii) any amendment to the Amended and Restated Articles of Incorporation of the Corporation permitting cumulative voting by the shareholders of the Corporation.

Notwithstanding the foregoing, the provisions of Section 3.3(b) shall apply to any amendment specified in clauses (i) and (ii) of this Section 3.3(a) necessary to conform these Amended and Restated Articles of Incorporation to the terms of the License Agreement or to any amendment specified in clauses (i) and (ii) of this Section 3.3(a) approved by the Continuing Directors and required or permitted by the Blue Association (whether or not constituting a change to the terms of the License Agreement). The provisions of this Section 3.3(a) shall become ineffective and of no further force and effect in the event that, after the Demutualization, (i) the Corporation ceases to be subject to any License Agreement or (ii) the Blue Association ceases to require the vote provisions of this Section 3.3(a) as a condition of the License Agreement.

                  (b) Amendments to the Amended and Restated Articles of Incorporation of the Corporation shall require approval by the affirmative vote of a majority of all the votes entitled to be cast at a meeting of shareholders of the Corporation, and shall require approval by the affirmative vote of a majority of the votes entitled to be cast by each voting group entitled to vote thereon as a separate voting group, except (i) as otherwise provided in Section 3.3(a) and (ii) that the affirmative vote of more than two-thirds of all the votes entitled to be cast at a meeting of shareholders of the Corporation, and the affirmative vote of more than two-thirds of all votes entitled to be cast by each voting group entitled to vote thereon as a separate voting group, shall be required for approval of any amendment if the effect of such amendment is (A) to reduce the shareholder vote required to approve a merger, statutory share exchange, a sale of all or substantially all the assets of the Corporation or the dissolution of the Corporation or (B) to delete all or any part of clause
(ii) of this sentence.




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                                   ARTICLE IV.
                                PREFERRED SHARES

         4.1 Issuance in Series. The Board of Directors is authorized to issue Preferred Shares from time to time in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series by the adoption of Articles of Amendment to the Articles of Incorporation of the Corporation setting forth:

                  (a) The maximum number of shares in the series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

                  (b) Whether shares of the series shall have special, conditional or limited voting rights, or no right to vote except to the extent required by law;

                  (c) Whether shares of the series are redeemable or convertible
(x) at the option of the Corporation, a shareholder or another person or upon the occurrence of a designated event, (y) for cash, indebtedness, securities or other property, and (z) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

                  (d) Any right of holders of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

                  (e) The amount payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (f) Any preference of the shares of the series over the shares of any other series or class with respect to distributions, including dividends, and with respect to distributions upon the liquidation, dissolution or winding up of the affairs of the Corporation; and

                  (g) Any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of such series remain outstanding except upon the assent of all or a specified portion of such shares) now or hereafter permitted by the laws of the Commonwealth of Virginia and not inconsistent with the provisions of this Section 4.1.

         4.2 Articles of Amendment For Issuance. Before the issuance of any shares of a series, Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.



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                                   ARTICLE V.
                                  COMMON SHARES

         5.1 Respective Rights and Privileges. Except as otherwise provided herein or as otherwise required by applicable law, all shares of Class A Common, Class B Common and Class C Common will be identical and will entitle the holders thereof to the same rights and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters. The holders of Class A Common, the holders of Class B Common and the holder of the Class C Common shall have the respective rights and preferences set forth in this Article V.

         5.2 Voting Rights. Except as otherwise required by law, (i) the holders of Class A Common will, except as set forth in Articles VII and VIII, be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders, (ii) the holders of Class B Common will have no right to vote on any matters to be voted on by the Corporation's shareholders and (iii) the holder of Class C Common will be entitled to one-tenth (1/10) vote per share on all matters to be voted on by the Corporation's shareholders. Except as otherwise required by law or Section 9.4, the holders of Class A Common and Class C Common shall vote together as one group.

         5.3 Dividends. Subject to Articles VII and VIII, when and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Class A Common and the holders of Class B Common will be entitled to share equally, share for share, in such dividends; provided that if dividends are declared which are payable in shares of Class A Common or Class B Common, dividends will be declared which are payable at the same rate per share on each such class of shares and the dividends payable in shares of Class A Common will be payable to holders of Class A Common and, the dividends payable in shares of Class B Common will be payable to holders of Class B Common. The holder of the Class C Common shall not be entitled to dividends.

         5.4 Liquidation. Subject to the provisions of the Preferred Shares and subject to Articles VII and VIII, the holders of the Class A Common, Class B Common and Class C Common shall be entitled to participate ratably on a per share basis in all distributions to the holders of the Common Shares in any liquidation, dissolution or winding up of the Corporation, as though all shares of Common Shares were of a single class.

         5.5 Limitation on Stock Splits, Combinations or Reclassifications. The Corporation shall not (i) subdivide its outstanding Class A Common by stock dividend or otherwise, or (ii) combine its outstanding Class A Common into a smaller number of shares, or (iii) reclassify its Class A Common (including any reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the surviving corporation) unless at the same time the Corporation subdivides, combines or reclassifies, as applicable, the shares of Class B Common on the same basis as the Corporation so subdivides, combines or reclassifies the Class A Common.

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         5.6 Restriction on Transfer of Class A Common Stock Issued in
Demutualization. The shares of Class A Common issued in the Demutualization shall be subject to the restrictions on transfer contained in the Plan of Demutualization.


                                   ARTICLE VI.
                     GENERAL PROVISIONS APPLICABLE TO SHARES

         The provisions of this Article VI shall be applicable to Articles III, VII and VIII, and the definitions in Section 6.1 shall be applicable to Articles V, IX and XIV.

         6.1  Certain Definitions.

                  (a) Certain Defined Terms. The following terms shall have the following meaning:

                           "Associate" of any Person includes each of the following: (i) any other Person who directly or indirectly Controls, or is Controlled by or under common Control with, such Person or who is acting or intends to act jointly or in concert with any such Person in connection with the acquisition of or exercise of Beneficial Ownership over shares; (ii) any other Person of which any such Person is an officer, director or partner or as to which any such Person performs a similar function; (iii) any other Person who is an officer, director or partner of any such Person or who performs a similar function for such Person; (iv) any other Person having direct or indirect Beneficial Ownership of five percent or more of any class of equity securities of any such Person; (v) any estate in which any such Person has a beneficial interest or any trust or estate as to which any such Person serves as trustee or in a similar fiduciary capacity; (vi) any relative or spouse of any such Person, or any relative of such spouse, any one of whom has the same residence as any such Person; and (vii) any Person who is an "affiliate" or "associate" of such Person within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is amended and in effect on November 17, 1993 or at any subsequent date.

                           "Beneficiary" means the beneficiary of the Trust as determined pursuant to Section 8.5.

                           "Blue Association" means the Blue Cross Blue Shield Association, from whom the Corporation and certain of its subsidiaries license the right to use the Blue Cross and Blue Shield trademarks and trade names, or any successor entity or entities thereto from whom the Corporation or its subsidiaries license the right to use the Blue Cross or Blue Shield trademarks and trade names.

                           "Board" means the board of directors of the Corporation.

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                           "Capital Stock" means shares of capital stock of the
         Corporation (other than Class C Common), including without limitation Common Shares (other than Class C Common), Preferred Shares or any class or series thereof, or any other class of capital stock of the Corporation classified or reclassified pursuant to these Articles of Incorporation.

                           "Class A Common" means Class A Common Shares of the Corporation.

                           "Class B Common" means Class B Common Shares of the Corporation.

                           "Class C Common" means Class C Common Shares of the Corporation.

                           "Common Shares" means common shares of the Corporation, including without limitation Class A Common, Class B Common, Class C Common and any other class of common shares that may exist at any time hereafter.

                 "Commonwealth" means Commonwealth of Virginia.

                           "Commonwealth Payment" means the distribution to the Treasurer of the Commonwealth required in connection with the Demutualization pursuant to Virginia Code ss.38.2-1005.1B.4.

                           "Continuing Director" means any member of the Board who is not an Associate of an Interested Shareholder and who was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is not an Associate of an Interested Shareholder and who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board, provided, however, that any Person who was a director of the Corporation immediately following the Demutualization shall be a Continuing Director notwithstanding that such director may be an Associate of a Person who became an Interested Shareholder in the Demutualization.

                           "Control" means the possession, direct or indirect, of the power to direct or to cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, arrangement or understanding, or otherwise, and "Controls" and "Controlled" shall have correlative meanings.

                           "Demutualization" means the conversion of Blue Cross and Blue Shield of Virginia, a Virginia mutual insurer, to a Virginia stock corporation.

                           "Excess Securities" shall have the meaning set forth in Section 8.3 hereof.


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                           "Exchange Act" means the Securities Exchange Act of
         1934, as amended, or any successor legislation thereto.

                           "Interested Shareholder" means any Person who, together with such Person's Associates, is the Beneficial Owner of 5% or more of any class of Capital Stock, for which purpose the Class A Common and the Class B Common shall be considered a single class of Capital Stock.

                           "License Agreement" means the license agreements between the Corporation and the Blue Association with respect to, among other things, the use of the Blue Cross or Blue Shield trade marks and trade names, as such licenses may be amended, modified, superseded and/or replaced from time to time.

                           "Market Price" for any class of Capital Stock or Warrants shall mean the last reported sales price reported on the NYSE of such Capital Stock or Warrants, on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of such Capital Stock or Warrants on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such Capital Stock or Warrants may be traded, or if not then traded over any exchange or quotation system, then the market price of the Capital Stock or Warrants on the relevant date as determined in good faith by the Board of Directors of the Corporation.

                 "NYSE" shall mean the New York Stock Exchange.

                           "Offerings" means the initial public offering of Class A Common at the effective date of the Demutualization, together with any simultaneous public offering or placement of debt securities or other equity securities of the Corporation or incurrence of other debt obligations as contemplated by Section 8.1 of the Plan of Demutualization.

                           "Person" means an individual, firm, partnership, estate, domestic corporation, foreign corporation, trust, charity, private foundation, association, joint venture, unincorporated association, government or any department, agency or subdivision thereof, or other entity, and shall include any successor (by merger or otherwise) of such entity.

                           "Plan of Demutualization" means the Amended and Restated Plan of Demutualization dated October 31, 1996, as it may be amended thereafter, pursuant to which the Demutualization will occur.

                           "Purported Transferee" shall mean, with respect to any purported Transfer which results in Excess Securities, the purported transferee who would have acquired shares of Capital Stock or Warrants, if such Transfer had been valid under Section 8.1.

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



                           "Securities Act" means the Securities Act of 1933, as amended, or any successor legislation thereto.

                           "Threshold" means the maximum percentage, in number of shares or value, of shares of Capital Stock of any class of which any Person and such Person's Associates may be or become the Beneficial Owner pursuant to Section 6.2.

                           "Transfer" means any sale, transfer, gift, assignment, devise or other disposition of Beneficial Ownership of Capital Stock, Warrants or Class C Common, whether directly or indirectly, voluntarily or involuntarily, or by operation of law or otherwise, including without limitation (A) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock, Warrants or Class C Common, (B) the sale, transfer, assignment or other disposition of Warrants or any other securities or rights convertible into or exchangeable for Capital Stock, but exclud ing the actual conversion or exchange of such securities or rights into Capital Stock, (C) any transfer or other disposition of any interest in Capital Stock, Warrants or Class C Common as a result of a change in the marital status of the holder thereof, and (D) an indirect transfer of ownership through transfer of an ownership interest in or control of any Person that Beneficially Owns any Capital Stock or Class C Common. The terms "Transfers" and "Transferred" shall have the correlative meanings.

                           "Transferee Undertaking" means an undertaking given pursuant to Section 6.2(b).

                           "Trust" means the trust created pursuant to Section 8.4.

                           "Trustee" shall mean the Corporation as trustee for the Trust, and any successor trustee appointed by the Corporation.

                           "Warrants" shall mean warrants to acquire shares of Capital Stock.

                  (b)  Beneficial Ownership.

                           (i) Except as otherwise provided in paragraphs (iii) though (v) below, a Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own" any Capital Stock:

                                    (1)  which such Person or any of such
                  Person's Associates beneficially owns, directly or indirectly; or

                                    (2) which such Person or any of such
                  Person's Associates has the right or power (A) to acquire or dispose of, or to direct the acquisition or disposition of (whether such right or power is exercisable immediately or only

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                  after the passage of time), including without limitation upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (B) to vote or to direct the voting of; or

                                    (3) which are beneficially owned, directly
                  or indirectly, by any other Person (or any Associate thereof) with which such Person (or any of such Person's Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of Capital Stock) relating to the acquisition, holding, voting (except to the extent contemplated by (iv) below) or disposing of any Capital Stock;

         whether the foregoing shall be sole or shared, shall be direct or indirect, or shall be through any contract, arrangement, understanding, relationship or otherwise. The terms "Beneficial Owner," "Beneficially Owning," "Beneficially Own" and "Beneficially Owned" shall have correlative meanings.

                           (ii) Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the percentage of any class of Capital Stock which any Person Beneficially Owns shall be determined by dividing (A) the number of shares of such class of Capital Stock which such Person and such Person's Associates Beneficially Own (including all shares then issued and outstanding and all shares not then issued and outstanding which such Person and such Person's Associates have the present or future right (directly or indirectly and whether contingent or otherwise) to acquire or otherwise become the Beneficial Owner of) by (B) the aggregate number of shares of such class of Capital Stock then issued and outstanding and all shares of such class of Capital Stock not then issued and outstanding which such Person and such Person's Associates have the present or future right (directly or indirectly and whether contingent or otherwise) to acquire or otherwise become the Beneficial Owner of, but not any other shares of such class of Capital Stock not then issued and outstanding, and expressing the quotient as a percentage.

                           (iii) A Person shall not be deemed to be a Beneficial Owner of shares of Capital Stock tendered pursuant to a tender or exchange offer made by such Person until the tendered shares are accepted for purchase or exchange.

                           (iv) A Person shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, shares of Capital Stock as to which such Person may exercise voting power solely by virtue of a revocable proxy conferring the right to vote if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations

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         promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).

                           (v) A member of a national securities exchange shall not be deemed to be a Beneficial Owner of shares of Capital Stock held directly or indirectly by it on behalf of another Person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such shares, without instructions, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the shares of Capital Stock to be voted but is otherwise precluded by the rules of such exchange from voting without instructions.

         6.2  Establishment of Threshold.

                  (a) Absent any prior written approval of a greater percentage by the Continuing Directors, the Threshold for each Person together with such Person's Associates shall be 5%.

                  (b) The Continuing Directors may approve a Threshold greater than 5% for any Person and that Person's Associates, at their own initiative or upon the request of such Person. Before the Continuing Directors shall consider such a request by such Person, the Continuing Directors may require that such Person and such Person's Associates furnish the Corporation with the following written disclosure, undertaking and agreement (a "Transferee Undertaking") for the benefit of the Corporation:

                           (i) disclosure to the Corporation of such information as the Corporation may request with respect to (1) the identity of that Person and that Person's Associates, (2) the Capital Stock Beneficially Owned by such Person and by each Associate of such Person, (3) the relationships, agreements and understandings between that Person and that Person's Associates, between and among that Person's Associates, and between that Person and that Person's Associates and any third parties, as such relationships, agreements and understandings may at that time or thereafter be relevant to the Corporation or its Capital Stock, (4) the intentions of such Person and such Person's Associates to Transfer or exercise Beneficial Ownership of any Capital Stock or to seek control of or participate in the management or decision making of the Corporation or be represented on the Board, or to engage in transactions with, or that effect, the Corporation or its competitors;

                           (ii) such agreements, covenants and undertakings as the Continuing Directors in their complete discretion may request from such Person and such Person's Associates in favor of the Corporation with respect to the matters disclosed in paragraph (i); and


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                           (iii) an agreement, covenant and undertaking by such
         Person that such Person and each and every Associate of such Person (1) will not take any of the following actions without the prior consent of the Board: (A) acquire Beneficial Ownership of any additional Capital Stock, (B) Transfer any Capital Stock in violation of Article VIII, or
         (C) be or become an Associate of any other Person who Beneficially Owns any Capital Stock except as disclosed in paragraph (i), (2) upon request by the Corporation, will furnish or cause to be furnished to the Corporation all certificates representing Capital Stock held of record by such Person or by any Associate of such Person or which such Person or any Associate of such Person Beneficially Owns, for the purpose of placing a legend on such certificates to reflect the undertakings described herein, (3) will acknowledge that stop transfer orders may be entered with the transfer agent (or agents) and the registrar (or registrars) of Capital Stock against the transfer of Capital Stock subject to the Transferee Undertaking except in compliance with the provisions and requirements thereof, and (4) will agree to such other actions and remedies as the Corporation may reasonably request in order to preserve or protect the Corporation's or its subsidiaries' continued status as licensees or members of the Blue Association.

                  (c) In considering any greater Threshold with respect to any Person and that Person's Associates, the Continuing Directors may require that:

                           (i) any and all information submitted to the Continuing Directors in the Transferee Undertaking shall be confirmed by affidavit given under penalties of perjury; and

                           (ii) such Person shall furnish to the Continuing Directors such evidence as the Continuing Directors may require evidencing the right and ability of such Person to bind such Person's Associates to the Transferee Undertaking and to render the Transferee Undertaking enforceable against each such Associate, together with an opinion in form and substance acceptable to the Continuing Directors given by independent legal counsel reasonably acceptable to the Continuing Directors in which such legal counsel gives the Continuing Directors and the Corporation an unqualified opinion that the Transferee Undertaking is enforceable against both such Person and also each Associate of such Person.

                  (d) Any approval of a greater Threshold given by the Continuing Directors with respect to any Person and that Person's Associates shall be valid only with respect to the facts and circumstances disclosed by that Person with respect to that Person and that Person's Associates in the Transferee Undertaking. If any material change should occur therein (including without limitation a change that does not constitute a breach or violation of any applicable Transferee Undertaking) without the prior written approval of the Continuing Directors, then the Threshold for that Person and that Person's Associates shall thereupon immediately become 5% notwithstanding any prior approval of a greater Threshold by the

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Continuing Directors. In giving approval of any greater Threshold, the
Continuing Directors may specify which facts and circumstances are, or what changes in any facts and circumstances will be, material, but the absence of any such specification with respect to any facts and circumstances shall not constitute an implication that such facts and circumstances are not material.

                  (e) Any approval of a greater Threshold given by the Continuing Directors with respect to any Person and that Person's Associates shall only constitute an approval with respect to that Person and the Associates of that Person identified to and specifically approved by the Continuing Directors. If any other Person should acquire Control over such Person or over any such Associate without the approval of the Continuing Directors, then the Threshold for that Person and that Person's Associates shall thereupon immediately become 5% notwithstanding any prior approval of a greater Threshold by the Continuing Directors.

                  (f) After approving a greater Threshold for any Person and that Person's Associates, the Continuing Directors may, on request of such Person, further raise the Threshold.

                  (g) After approving a Threshold greater than 5% for any Person and that Person's Associates, the Continuing Directors may, at their complete discretion and without being required to have or to give any reasons therefore, reduce the Threshold which they have so approved to a percentage not less than the percentage which such Person and such Person's Associates have disclosed to the Continuing Directors as being the percentage Beneficially Owned by them at the time the Continuing Directors act on such reduction. Any such reduction shall not invalidate or affect the right and ability of the Corporation to enforce any Transferee Undertaking.

         6.3 Notice to Corporation. Any Person who, together with that Person's Associates, acquires shares of Capital Stock or Warrants in excess of the Threshold applicable to such Person and that Person's Associates or in violation of Section 8.1, or any Person who, together with that Person's Associates, is a Purported Transferee such that Excess Securities results under Section 8.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer that would violate Section 8.1, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to ascertain or ensure the Corporation's or its subsidiaries' continued status as a licensee or member of, or the effect on the license from or membership of, the Blue Association.

         6.4  Information for Corporation.

                  (a) Every record owner (other than a member of a national securities exchange or a registered depositary) of more than five percent (5%) of the number or value of the outstanding shares of Capital Stock of the Corporation shall, within 30 days after January 1 of

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each year, give written notice to the Corporation stating the name and address of such record owner, the number of shares Beneficially Owned, and a description of how such shares are held. Each such record owner shall also provide to the Corporation such additional information as the Corporation may reasonably request in connection with any facts or circumstances which would or might cause such Person to be an Associate of any other Person who is a Beneficial Owner of any Capital Stock.

                  (b) Each Person who is a Beneficial Owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner shall provide to the Corporation such information that the Corporation may reasonably request in order to ascertain any facts or circumstances which would or might cause such Person or such Beneficial Owner to be an Associate of any other Person who is a Beneficial Owner of any Capital Stock.

         6.5 Legend. All certificates for shares of Capital Stock and Warrants shall bear a legend referencing the restrictions on ownership and transfer as set forth in these Articles of Incorporation.

         6.6 Other Action by Board. Subject to Section 8.1(d), nothing contained in Articles VI, VII or VIII shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to preserve or protect the status of the Corporation's or any of its subsidiaries as a licensee or member of, or the effect on the license from or membership of, the Blue Association.

         6.7 Ambiguities. Subject to Section 8.1(d), in the case of an ambiguity in the application of any of the provisions of Articles VI, VII, or VIII, including any definition contained in Section 6.1, the Board of Directors shall have the power to determine the application of the provisions of these Articles VI, VII and VIII with respect to any situation based on the facts known to it.

         6.8 Severability. If any provision of these Articles VI, VII or VIII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

         6.9  Presumptions.

                  (a) Any facts disclosed in any filing made by any Person other than the Corporation, including without limitation by an Associate of such Person, under the Securities Act or under the Exchange Act, including without limitation pursuant to Sections 13 or 14 of the Exchange Act, shall constitute a rebuttable presumption against such Person, including without limitation against any Associate of such Person, of any facts disclosed in such filing with respect to the relationship between such Person and any apparent Associate of such Person and with respect to any securities Beneficially Owned by such Person or any Associate of such Person.

                  (b) The number and value of shares of Capital Stock of any class then outstanding shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereunder.


                                  ARTICLE VII.
                 CONVERSION OF CLASS A COMMON TO CLASS B COMMON

         7.1  Conversion Of Class A Common to Class B Common.

                  (a) Any provision herein to the contrary notwithstanding, if at any time any Person and that Person's Associates should acquire, or should come to have, or should have, Beneficial Ownership of such percentage of Class A Common as equals or exceeds the Threshold, then all shares of Class A Common as equal or exceed the Threshold of which such Person and such Person's Associates are the Beneficial Owners shall thereupon be and become convertible at the option of the Continuing Directors into the same number of shares of Class B Common as the number of shares of Class A Common so being converted. Such Class B Common shall thereupon not be or become convertible into Class A Common for so long as such shares are Beneficially Owned by such Person or any other Person who was an Associate of such Person at that time or at any time while the percentage of Class A Common Beneficially Owned by such Person and such Person's Associates exceeded 5%.

                  (b) Upon the transfer of any shares of Class B Common to any Person other than either a Person who, or whose Associates, are Beneficial Owners of Class B Common or a Person who, together with that Person's Associates, would come to hold a percentage of Class A Common that equals or exceeds the Threshold for such Person and such Person's Associates, then the Corporation shall, at the request of the transferee and with the consent of the Continuing Directors, convert such shares of Class B Common into the same number of shares of Class A Common as the number of shares of Class B Common so being transferred, provided, however, that before effecting such conversion, the Corporation may request from the transferee such information as the Corporation, in its absolute discretion, considers relevant to the entitlement of the transferee to require the conversion of such Class B Common to Class A Common, and may further require that any such information shall be confirmed by affidavit given under penalties of perjury.

         7.2  Conversion Procedure.

                  (a) Each conversion of Class A Common to Class B Common shall be deemed to have been effected immediately when notice of conversion is transmitted or delivered by the Corporation to the record holder of such shares, and at such time the rights of the holder of the converted Class A Common as such holder shall cease and the Person or Persons in whose name or names the certificate or certificates for shares of Class B Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class B Common to be represented thereby. The record holder of such shares shall promptly surrender the certificate or certificates representing the shares so converted at the principal office of the Corporation at any time during normal business hours.

                  (b) Each conversion of shares of Class B Common into shares of Class A Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Common stating that (1) such holder desires to convert the shares, or a stated number of the shares, of Class B Common represented by such certificate or certificates into Class A Common and
(2) upon such conversion such Person and its Associates will not Beneficially Own a greater quantity of securities of any kind issued by the Corporation than such Person and its Associates are permitted to Beneficially Own under any applicable law, regulation, rule or other governmental requirement or under these Articles of Incorporation. Each conversion of Class B Common to Class A Common shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates in respect of such Class B Common have been surrendered and the Corporation has satisfied itself of the eligibility of the Beneficial Owner of such Class B Common to require the conversion of such Class B Common into Class A Common.

                  (c) Promptly after such surrender and, in the case of conversion of Class B Common to Class A Common, after the Corporation has satisfied itself of the eligibility of the Beneficial Owner of such Class B Common to require the conversion of such Class B Common into Class A Common, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (1) the certificate or certificates for the Class A Common or Class B Common, as applicable, issuable upon such conversion and (2) a certificate representing any Class B Common or Class A Common, as applicable, which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                  (d) The issuance of certificates for Class A Common or Class B Common upon conversion, as applicable, will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common or Class B Common, as applicable; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class A Common converted or the holder of the Class B Common converted, as the case may be.

                  (e) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common and Class B Common solely for the purpose of issuance upon the conversion of the Class A Common and Class B Common, as applicable, as provided in sections 7.1 and 7.2, such number of shares of Class A Common and Class B Common issuable upon the conversion of all outstanding shares of Class A Common or Class B Common. All shares of Class A Common and Class B Common which are so issuable in exchange for the other shall, when issued, be duly and validly issued, fully paid and nonassessable if the shares in exchange for which they are issued were duly and validly issued, fully paid and nonassessable. The Corporation shall not take any action which would affect the number of shares of Class A Common or Class B Common outstanding or issuable for any purposes unless immediately following such action the Corporation would have authorized but unissued shares of Class A Common and Class B Common, not then reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of Class B Common or Class A Common, as the case may be, sufficient to meet the reservation requirements of the first two sentences of this paragraph (e).

                  (f) Any share of Class A Common or Class B Common which is converted into a share of such other class shall become an authorized but unissued share of Common Stock of the class so converted from.

         7.3 Registration of Transfer. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Shares. In addition to the requirements of Section 7.2, upon the surrender of any certificate representing shares of any class of Common Shares at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; provided, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

         7.4 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.


                                  ARTICLE VIII.
                RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

         8.1  Limitation on Ownership.

                  (a) From and after the Demutualization, no Person shall, together with that Person's Associates, Beneficially Own shares of outstanding Capital Stock of any class of in excess of the Threshold applicable to such Person and such Person's Associates. For the purposes hereof, the Class A Common and Class B Common shall be treated as a single class.

                  (b) From and after the Demutualization, any Transfer that, if effective, would result in any Person and that Person's Associates Beneficially Owning shares of Capital Stock of any class in excess of the Threshold applicable to such Person and such Person's Associates shall be void ab initio as to the Transfer of such shares of Capital Stock or Warrants representing Beneficial Ownership of shares of any class of Capital Stock in excess of the Threshold applicable to such Person and such Person's Associates; and the intended transferee shall acquire no rights in such shares of Capital Stock or Warrants. For the purposes hereof, the Class A Common and Class B Common shall be treated as a single class.

                  (c) No Person who has delivered a Transferee Undertaking shall:

                           (i) Transfer any Capital Stock, and no Person shall Transfer any Capital Stock to a Person who has delivered a Transferee Undertaking, if, in either case, such Transfer would result in a violation of such Transferee Undertaking; or

                           (ii) take or allow any action, inaction, or circumstance that would be or result in a violation of such Transferee Undertaking.

                  (d) Nothing contained herein shall impair the settlement of transactions entered into on the facilities of the NYSE or any other exchange or quotation system over which shares of Capital Stock or Warrants are traded.

         8.2 Prevention of Transfer. If the Board or its designee shall at any time determine in good faith that a purported Transfer has taken place in violation of Section 8.1 (whether or not such Transfer is a result of a transaction entered into through the facilities of the NYSE or any other exchange or quotation system over which shares of Capital Stock or Warrants are traded) or that a Person, either alone or with such Person's Associates, intends to acquire or Transfer or has attempted to acquire or Transfer Beneficial Ownership of Capital Stock of the Corporation in violation of Section 8.1, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any purported Transfers in violation of
Section 8.1 shall automatically result in the designation and treatment described in this Article VIII, irrespective of any action (or non-action) by the Board.

         8.3 Excess Securities. If at any time after the Demutualization there is a purported Transfer, or other change in the capital structure of the Corporation such that (x) any Person would, together with that Person's Associates, Beneficially Own Capital Stock in excess of the Threshold applicable to such Person and such Person's Associates (for which purpose, the Class A Common and Class B Common shall be treated as a single class) and (y) any provision of Section 8.1 or any application of such provision is determined to be void, invalid, or unenforceable by any court having jurisdiction over the issue, then such shares of Capital Stock or Warrants representing Beneficial Ownership of shares of Capital Stock in excess of such Threshold (rounded up to the nearest whole share) shall constitute "Excess Securities" and be treated as provided this Article VIII. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure. Where both Class A Common and Class B Common are Beneficially Owned by a Person and such Person's Associates and become subject to the provisions of this section, then the Class B Common so Beneficially Owned shall first constitute "Excess Securities," and Class A Common shall constitute "Excess Securities" to the extent that Common Stock continues to be so Beneficially Owned in excess such Threshold.

         8.4  Trust for Excess Securities.

                  (a) Upon any purported Transfer of Capital Stock that results in Excess Securities, such Excess Securities shall be deemed automatically to have been converted into a class separate and distinct from the class or series from which converted and from any other shares of Capital Stock. All Excess Securities shall be transferred by operation of law to the Corporation, as Trustee of a Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Securities may later be transferred pursuant to
Section 8.5. The Purported Transferee shall have no rights in any Excess Securities except the right to designate a transferee of such Excess Securities upon the terms specified in Section 8.5.

                  (b) The Trustee, as holder of Excess Securities, shall not be entitled to any distributions (including dividends or distributions upon liquidation, dissolution or winding up). Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Capital Stock or Warrants have been purportedly Transferred so as to be deemed Excess Securities shall be repaid to the Corporation upon demand.

                  (c) The Trustee, as holder of Excess Securities, shall not be entitled to vote on any matter and shall not be entitled to exercise or convert any such securities into shares of Capital Stock.

         8.5  Transfer of Excess Securities.

                  (a) The Purported Transferee may freely designate a beneficiary (a "Beneficiary") of an interest in the Trust (representing the number of shares or warrants (as the case may be) of Excess Securities held by the Trust attributable to a purported Transfer that resulted in the Excess Securities), if (A) the Excess Securities held in the Trust would not be Excess Securities in the hands of such Beneficiary and (B) the Purported Transferee does not receive a price for designating such Beneficiary that reflects a price per share or per warrant for such Excess Securities that exceeds (i) the price per share or per warrant such Purported Transferee paid for the Capital Stock or Warrants in the purported Transfer that resulted in the Excess Securities, or
(ii) if the Purported Transferee did not give value for such Excess Securities (through a gift, devise or other transaction), a price per share or per warrant equal to the Market Price for the shares or warrants of the Excess Securities on the date of the purported Transfer that resulted in the Excess Securities. Upon such transfer of an interest in the Trust, the corresponding shares or warrants of Excess Securities in the Trust shall be automatically exchanged for an equal number of shares of Capital Stock or Warrants and such shares of Capital Stock or Warrants shall be transferred of record to the transferee of the interest in the Trust if such shares of Capital Stock or Warrants would not be Excess Securities in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under Section 8.6.

                  (b) Notwithstanding the foregoing, if a Purported Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under this Section 8.5, such Purported Transferee shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

                  (c) If any of the foregoing restrictions on transfer of Excess Securities are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Transferee may be deemed, at the option of the Company, to have acted as an agent of the Company in acquiring such Excess Securities and to hold such Excess Securities on behalf of the Company.

         8.6 Call by Corporation on Excess Securities. Excess Securities shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share or per warrant equal to the lesser of (a) the price per share in the transaction that created such Excess Securities (or, in the case of a devise or gift, the Market Price at the time of such devise or gift), reduced by the amount of any distributions received in violation of Section 8.4(b) that have not been repaid to the Corporation, and (b) the Market Price of the Capital Stock or Warrants to which such Excess Securities relate on the date the Corporation, or its designee, accepts such offer, reduced by the amount of any distributions received in violation of Section 8.4(b) that have not been repaid to the Corporation. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (x) the date of the purported Transfer which resulted in such Excess Securities, (y) the date the Board of Directors determines in good faith that a purported Transfer resulting in Excess Securities has occurred, if the Corporation does not receive notice of such Transfer pursuant to Section 6.3, but in no event later than a permitted transfer pursuant to and in compliance with the terms of Section 8.5, or (z) if the enforceability of Article VIII is the subject of any legal proceeding within such ninety day period, the date on which a final nonappealable judgment with respect to such enforceability becomes effective.


                                   ARTICLE IX.
                     PROVISIONS APPLICABLE TO CLASS C COMMON

         9.1 Issuance of Class C Common. Class C Common may be issued to the Commonwealth pursuant to Section 11.1 of the Plan of Demutualization. The Corporation shall not issue Class C Common to any Person other than the Commonwealth and no Person other than the Commonwealth shall hold Class C Common.

         9.2  Redemption.

                  (a) The Corporation may, at its option and at any time and from time to time, redeem all or any portion of the Class C Common at a price per share equal to the Redemption Price. If not sooner redeemed, the Corporation shall redeem at the Redemption Price any remaining outstanding Class C Common on June 30, 1998. The Redemption Price shall be equal to the price per share of Class A Common sold to the public in the initial public offering of Class A Common but without taking into account any underwriting discounts, costs, or expenses incurred in connection therewith (the "Initial Stock Price"), plus an amount equal to interest calculated on the Initial Stock Price from the effective date of the Demutualization through the date of payment at a rate of interest per annum (the "Class C Interest Rate") which shall be fixed by the Board prior to the issuance of any Class C Common at the rate of interest per annum determined by the Virginia Attorney General and the Virginia Bureau of Insurance in accordance with the Plan of Demutualization. The Board shall adopt an amendment to these Amended and Restated Articles of Incorporation setting forth the Class C Interest Rate. In the case of any redemption before June 30, 1998, the Redemption Price may be paid by delivery to the holder of the Class C Common of an unsecured promissory note of the Corporation, in form and substance reasonably acceptable to the holder of the Class C Common, in an amount equal to the Redemption Price with a due date of June 30, 1998 and bearing interest the at Class C Interest Rate. Any such promissory note may be prepaid in whole or in part by the Corporation at any time without penalty.

                  (b) Notice of redemption shall be given by hand delivery, facsimile transmission, or first class mail, postage prepaid, to the holder of record of the outstanding shares of Class C Common to be redeemed at its last known addresses shown on the share transfer records of the Corporation. The notice of redemption shall set forth the paragraph in these Amended and

Restated Articles of Incorporation pursuant to which the shares are being redeemed, the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price or prices and the place or places where certificates representing shares to be redeemed may be surrendered. If less than all of the outstanding shares of Class C Common are to be redeemed the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, if less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

                  (c) If notice of redemption of any outstanding shares of Class C Common shall have been duly mailed as herein provided, then on or before the date fixed for redemption the Corporation shall (i) upon delivery of certificates representing the outstanding shares of Class C Common to be redeemed, pay the Redemption Price by wire transfer to an account designated by the holder of Class C Common by written notice to the Corporation received at least one business day before the date fixed for redemption or, (ii) if the certificates or notice contemplated by the preceding clause (i) are not delivered, deposit cash sufficient to pay the redemption price of such shares in trust for the benefit of the holder of such shares with any bank or trust company in the City of Richmond, State of Virginia, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition and named in such notice, to be applied to the redemption of the shares so called for redemption against surrender for cancellation of the certificates representing such shares. From and after the time of such deposit all shares for the redemption of which such deposit shall have been made shall, whether or not the certificates therefor shall have been surrendered for cancellation, no longer be deemed to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate except, in the event of deposit in trust, the right to receive payment of the Redemption Price, but without interest from the date of redemption. Any interest earned on funds so deposited shall be paid to the Corporation from time to time.

                  (d) Class C Common purchased, redeemed or otherwise acquired by the Corporation shall not thereafter be reissued.

         9.3 Restriction on Transfer. After initial issuance by the Corporation, the Class C Common may not be Transferred except to the Corporation.

         9.4 Voting as Separate Group. The affirmative vote of the holder of the outstanding Class C Common voting as a separate voting group, shall be required for the adoption of any amendment, alteration or repeal of any provision of these Amended and Restated Articles of Incorporation, that adversely changes the preferences, limitations or relative rights of Class C Common or the holder thereof, (it being understood that an increase in the number of Directors of the Corporation is not such an adverse change).

                                   ARTICLE X.
                           CONTROL SHARE ACQUISITIONS

         The provisions of Article 14.1 of Title 13.1 of the Virginia Code, Control Share Acquisitions, shall be applicable to direct or indirect acquisitions by any person of beneficial ownership (as such terms are defined in Article 14.1) of shares of the Corporation.


                                   ARTICLE XI.
                                    DIRECTORS

         The number of directors of the Corporation shall be fixed in the bylaws. The number of directors shall be divided into three groups with each group containing one third of the total, as nearly equal in number as possible. The terms of the directors in the first group shall expire at the first annual meeting of shareholders. The terms of the directors in the second group shall expire at the second annual meeting of shareholders and the terms of directors in the third group shall expire at the third annual meeting of shareholders. At each annual meeting of shareholders, one group of directors shall be elected for a term of three years to succeed those whose terms expire. A director may be removed from office as a director by the shareholders of the Corporation only with cause.


                                  ARTICLE XII.
                     LIMIT ON LIABILITY AND INDEMNIFICATION

         12.1 Definitions. For purposes of this Article the following definitions shall apply:

                           (a) "Corporation" means this Corporation only and no predecessor entity or other legal entity;

                           (b) "expenses" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

                           (c) "liability" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

                           (d) "legal entity" means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

                           (e) "predecessor entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise; and

                           (f) "proceeding" means any threatened, pending, or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

         12.2 Limit on Liability. In every instance in which the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders, the directors and officers of this Corporation shall not be liable to the Corporation or its shareholders.

         12.3 Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation or because such individual is or was serving the Corporation, or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's willful miscon duct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 12.3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Section 12.4 of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the Person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such Person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section 12.3.

         12.4 Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to Section 12.3, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any Person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this Section 12.4 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No Person's rights under Section 12.3 of this Article shall be limited by the provisions of this Section 12.4.

         12.5 Miscellaneous. The rights of each Person entitled to indemnification under this Article shall inure to the benefit of such Person's heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any Person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no Person shall be entitled to indemnification by the Corporation to the extent such Person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the Persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any Person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end the provisions of this Article are severable.

         12.6 Application; Amendments. The provisions of this Article shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to a proceeding may have occurred before its adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any Person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.


                                  ARTICLE XIII.
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the initial registered office of the Corporation, which is located in Henrico County, Virginia, is Blue Cross and Blue Shield of Virginia, 2015 Staples Mill Road, Richmond, Virginia 23230. The initial registered agent of the Corporation is Jeanette D. Rogers, whose business office is identical with the registered office and who is a resident of Virginia and a member of the Virginia State Bar.


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



                                  ARTICLE XIV.
                    EXPIRATION OF NAME AND MARK RESTRICTIONS


         14.1 Certain Defined Terms. The following terms shall have the following meanings:

                           "Current Name and Mark Restrictions" means Articles VI (other than Section 6.1), VII, and VIII of these Articles.

                           "Future Name and Mark Restrictions" means any provision (i) that is added to these Articles in the future by amendment to these Articles for the purpose of complying with the License Agreement or with any guideline or other restriction adopted or imposed by the Blue Association, and (ii) that either limits the number of shares of the Corporation that may be acquired or owned by any Person or imposes any voting requirement higher than is otherwise required by Virginia law.

         14.2     Change to or Expiration of Restrictions.

                  (a) If the Corporation and the Blue Association agree in writing, through an amendment to the License Agreement, the guidelines, or otherwise, to a Threshold percentage that is higher than 5%, then the references to 5% in the definition of "Interested Shareholder" in Section 6.1 and in Sections 6.2, 6.4 and 7.1 of these Articles shall automatically be changed to such higher percentage.

                  (b) Notwithstanding any other provision of these Articles, the Current Name and Mark Restrictions shall expire and become ineffective upon the earlier of (i) the date on which the Corporation ceases to be subject to any License Agreement, or (ii) the date on which the License Agreement no longer contains provisions that permit termination of the License Agreement if a Person becomes the Beneficial Owner of a specified percentage of securities of the Corporation. Upon expiration of the Current Name and Mark Restrictions, each share of Class B Common then outstanding shall be converted into one share of Class A Common.

                  (c) Notwithstanding any other provision of these Articles, any Future Name and Mark Restriction shall expire and become ineffective upon the earlier of (i) the date on which the Corporation ceases to be subject to any License Agreement, or (ii) the date on which that Future Name and Mark Restriction is no longer required to comply with the License Agreement or with any guideline or other restriction adopted or imposed by the Blue Association.



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